Exhibit 99.1

Contacts:         For MetLife

Media:	Jillian Palash
(212) 578-1538

Investors:	John Hall
(212) 578-7888

For Brighthouse Financial

Media:	Meghan Lantier
(980) 949-4142

Brighthouse Financial Form 10 Declared Effective

Spin-Off Record and Distribution Dates Confirmed

NEW YORK, July 6, 2017 – MetLife, Inc. (NYSE: MET) today announced that the U.S. Securities and Exchange Commission (SEC) has declared Brighthouse Financial, Inc.’s Registration Statement on Form 10 effective. The Registration Statement on Form 10 includes information regarding Brighthouse Financial’s business and the spin-off of Brighthouse Financial from MetLife.

As previously announced, MetLife’s board of directors has approved the spin-off transaction. The record date will be 5 p.m. New York City time on Wednesday, July 19, 2017, and the distribution date will be 5 p.m. on Friday, Aug. 4, 2017. MetLife, Inc. common shareholders will receive a distribution of one share of Brighthouse Financial, Inc. common stock for every 11 shares of MetLife, Inc. common stock they own as of the close of business on the July 19 record date. Shareholders of MetLife, Inc. who own less than 11 shares of common stock, or others who would otherwise receive fractional shares, will receive cash.

NASDAQ has approved the listing of Brighthouse Financial, Inc. common stock on the NASDAQ Stock Market under the symbol “BHF.” While there is no current market for Brighthouse Financial, Inc. common stock, NASDAQ has advised that Brighthouse Financial, Inc. common stock will begin trading on a “when-issued” basis under the symbol “BHFWV” on Monday, July 17.

MetLife, Inc. common stock trades on the New York Stock Exchange (NYSE) under the symbol “MET.” Shares of MetLife, Inc. common stock trading under “MET” will carry the right to receive shares of Brighthouse Financial common stock, if held as of 5 p.m. New York City time on the July 19 record date. MetLife, Inc. common shareholders who sell their “MET” shares in the “regular-way” market after that date, but before and through the Aug. 4 date that Brighthouse Financial, Inc. common stock is distributed, will also be selling their entitlement to receive Brighthouse Financial, Inc. common stock in the distribution.

MetLife expects that starting on July 17, MetLife, Inc. common stock will trade without the right to receive the Brighthouse Financial, Inc. common stock dividend (on an “ex-distribution” basis) under the symbol “MET WI.” Shares of MetLife, Inc. common stock trading under “MET WI” will not carry the right to receive shares of Brighthouse Financial, Inc. common stock as part of the distribution.

MetLife expects that, on Monday, Aug. 7, regular-way trading will commence on NASDAQ for Brighthouse Financial, Inc. common stock under the symbol “BHF” and will continue for MetLife, Inc. common stock on the NYSE under the symbol “MET.” As previously announced, following completion of the distribution, shares of MetLife, Inc. common stock will reflect the distribution of Brighthouse Financial, Inc. common stock, and as a result may be lower than before the distribution.

MetLife encourages investors to consult with their financial and tax advisors regarding the consequences of buying, selling, or holding any securities, including those described in this news release.

Brighthouse Financial, Inc.’s Registration Statement on Form 10, including amendments thereto, can be found at www.sec.gov and on the Investor Relations section of www.metlife.com.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the largest life insurance companies in the world. Founded in 1868, MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Serving approximately 100 million customers, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

About Brighthouse Financial

Brighthouse Financial is currently an operating segment of MetLife, Inc. (NYSE: MET), and a leading annuity and life insurance provider in the U.S. with approximately 2.8 million insurance policies and annuity contracts in-force. Our mission is to help people achieve financial security by offering essential life insurance and annuity solutions designed to protect what they have earned and ensure it lasts. Learn more at www.brighthousefinancial.com.

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s most recent Annual Report on Form 10-K (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”), any Quarterly Reports on Form 10-Q filed by MetLife, Inc. with the SEC after the date of the Annual Report under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors,” Brighthouse Financial Inc.’s Registration Statement on Form 10, as amended, filed with the SEC, and other filings MetLife, Inc. or Brighthouse Financial, Inc. make with the SEC. MetLife, Inc. and Brighthouse Financial, Inc. do not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. or Brighthouse Financial, Inc. later become aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. or Brighthouse Financial, Inc. make on related subjects in reports to the SEC.